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                                                                    EXHIBIT 21.1





                                  SUBSIDIARIES


     The following table sets forth information as to Coherent's subsidiaries, all of which are included in the consolidated financial statements. Coherent owns 100% of the outstanding voting securities of such corporations except as noted below.


                                      Jurisdiction of
         Name                          Incorporation
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  Coherent FSC, Inc.                    Virgin Islands
  Coherent GmbH                         Germany
  Coherent (U.K.) Ltd.                  United Kingdom
  Coherent Japan, Inc.                  Japan
  Lambda Physik GmbH (1)                Germany
  Lambda Physik U.S. (1)                Massachusetts
  Lambda Physik Japan, K.K. (2)         Japan
  Laser, Inc.                           Massachusetts
  Coherent S.A.                         France
  Coherent Optics Europe, Ltd.          United Kingdom
  Coherent Lubeck GmbH                  Germany
  Coherent Export Co., Inc.             United States

(1) The Company owns 80% of the outstanding voting securities of these subsidiaries.
(2) The Company owns 76% of the outstanding voting securities of this subsidiary.


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